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                                                                    Exhibit 4.12

PREPARED BY AND
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Latham & Watkins
885 Third Avenue
New York, New York 10022
Attention: Kim N.A. Boras, Esq.





                                                     For recording purposes only




                            COLLATERAL ASSIGNMENT OF
                          MORTGAGE AND OTHER DOCUMENTS


                 Effective November 5, 1996, and FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, ECHELON INTERNATIONAL CORPORATION, a Florida corporation having an address at One Progress Plaza, St. Petersburg, Florida 33701 ("Assignor"), hereby assigns, sells, delivers, sets over, grants, conveys, pledges and transfers to SALOMON BROTHERS REALTY CORP., as lender ("Assignee"), whose address is Seven World Trade Center, New York, New York 10048, as collateral security and grants to Assignee a first priority security interest in all of Assignor's right, title and interest in, to and under those certain mortgage(s) or deed(s) of trust (collectively, the "Mortgage") described on Exhibit A hereto, as the same may have been amended, modified or supplemented from time to time, as collateral security for and to secure Assignor's obligations set forth in that certain Loan Agreement dated as of November 5, 1996, between and among Assignor, Assignee, and LaSalle National Bank, as collateral agent (the "Loan Agreement");

                 TOGETHER WITH all right, title and interest in, to and under the note(s) and other obligations secured thereby, the money due and to become due thereon, and all rights accrued or to accrue thereunder; and

                 TOGETHER WITH all rights, remedies, collateral instruments or other documents made or granted in favor of Assignor or its predecessors in interest in connection with the loan secured by such Mortgage (the "Mortgage Loan"), including without limitation: (i) all right, title and


FLORIDA ONLY. THE OBLIGATIONS SECURED BY THIS COLLATERAL ASSIGNMENT ARE ALSO SECURED BY A MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (THE "MORTGAGE") THAT IS RECORDED, OR IS TO BE RECORDED, ON OR ABOUT THE DATE OF RECORDATION OF THIS COLLATERAL ASSIGNMENT, IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA. FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $367,500.00 AND FLORIDA INTANGIBLE TAXES IN THE AMOUNT OF $210,000.00 HAVE BEEN PAID TO THE CLERK OF THE COURT OF HILLSBOROUGH COUNTY, FLORIDA, AND EVIDENCE OF SUCH PAYMENT HAS BEEN NOTED ON THE MORTGAGE.
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interest in, to and under those documents described on Exhibit A hereto; (ii)
all other guaranties, pledges, security interests, mortgages, deeds of trust, assignments of leases and rents, financing statements, loan agreements, indemnities, consents, forbearance agreements, intercreditor agreements and other rights, interests or collateral securing or guaranteeing payment of, or in connection with, such Mortgage Loan and all modifications, amendments and supplements to any of the foregoing; and (iii) all other rights and remedies of the undersigned in connection with the Mortgage Loan, whether provided by contract or otherwise available under applicable law or in equity, including, without limitation, all rights and remedies provided under any loan agreements, security agreements, indemnities, letters of credit, title insurance policies, fire and casualty insurance policies, life insurance policies, escrows, accounts, certificates of deposit, claims (including proofs of claim), demands, causes of action and judgments in favor of Assignor or its predecessor in interest relating to the Mortgage Loan, or other instruments or documents made, issued or delivered to or in favor of the Assignor or its predecessors in interest in connection with the Mortgage Loan, all as the same, may have been amended from time to time.

                 Assignor hereby irrevocably directs the Mortgagor under the Mortgage, upon demand from Assignee, to recognize and accept Assignee as the holder of the Mortgage and the Mortgage Loan for any and all purposes as fully as it would recognize and accept Assignor and the performance of Assignor thereunder.

                 Notwithstanding anything to the contrary contained herein, subject to the other provisions of this Collateral Assignment of Mortgage and Other Documents (this "Assignment"), for so long as no Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing and the Indebtedness (as defined in the Loan Agreement) shall not have been accelerated, Assignor may exercise all of its rights, remedies and privileges under the Mortgage and the Mortgage Loan, and Assignee shall cooperate with Assignor as reasonably required to facilitate Assignor's exercise of such rights, remedies and privileges. Assignor's foregoing right shall immediately cease and terminate upon and during the continuance of any such Event of Default and the acceleration of the Indebtedness.

                 If, and to the extent that, any provision of this Assignment shall conflict or be inconsistent with a provision contained in the Loan Agreement, then, unless this Agreement shall expressly provide that this Assignment shall control notwithstanding any other Loan Document to the contrary, the Loan Agreement provision shall control.


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                 IN WITNESS WHEREOF, Assignor has duly executed this Collateral
Assignment of Mortgage and Other Documents as of the day and year first above written.


WITNESSES:                             ECHELON INTERNATIONAL
CORPORATION



                                       By:
-----------------------------          -------------------------------
Name:                                       Name: Larry J. Newsome
                                            Title: Senior Vice President
                                            Address:  One Progress Plaza
                                                      St. Petersburg, FL 33701

-----------------------------
Name:





















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                                    FLORIDA


STATE OF NEW YORK         )
                          )
COUNTY OF NEW YORK        )

         The foregoing instrument was acknowledged before me this ___ day of November, 1996, by ___________________, as ___________________ of Echelon
International Corporation, a Florida corporation, on behalf of such corporation. He/She either [please check as applicable] ____ is personally known to me, or ____ has presented ______________ as identification.


                                                    ---------------------------
                                                    Notary Public
                                                    Print Name:
                                                                ---------------

(NOTARIAL SEAL)

                                                    My Commission Expires:
                                                    Commission No.:
                                                                    -----------














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                                   CALIFORNIA


STATE OF NEW YORK         )
                          )
COUNTY OF NEW YORK        )


         On November ____, 1996, before me, _________________________, Notary
Public, personally appeared __________________________, [    ] personally known
to me [ ]OR proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                                             ---------------------------------
                                             Signature of Notary









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                                     TEXAS


STATE OF NEW YORK         )
                          )
COUNTY OF NEW YORK        )


                 Before me, ________________________________________ (name and character of officer), on this day personally appeared _________________________ ________________________, known to me (or proved to me on the oath of
___________) to be the person who name is subscribed to the foregoing instrument, and known to me to be the _______________________ of ECHELON INTERNATIONAL CORPORATION, a Florida corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation. Given under my hand and seal of office, this _________ day of November, A.D. 1996.




                                    --------------------------------
(NOTARIAL SEAL)                     Notary Public
                                    Print Name
                                              ----------------------










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                                   WASHINGTON


STATE OF NEW YORK                 )
                                  )
COUNTY OF NEW YORK                )


On this ____ day of November, 1996, before me personally appeared
______________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.




                                         -------------------------------------
(NOTARIAL SEAL)                          Print Name
                                                   ---------------------------

                                         Notary Public in and for the State of

                                                                  , residing at
                                         -------------------------

                                         -------------------------------------

                                         -------------------------------------




                                         My Commission Expires:
                                                               ---------------











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                                   Exhibit A


                                 (See attached)























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